                                                                  EXHIBIT (b)(2)


                               SECOND AMENDMENT TO
                      LOAN AGREEMENT DATED JANUARY 15, 1998
                                  BY AND AMONG

                            SAN JUAN PARTNERS, L.L.C.
                                       AND
                              BANK ONE, TEXAS, N.A.


                  This Second Amendment to Loan Agreement dated January 15, 1998, is entered into as of October 9, 1998 (this "Second Amendment") by and among SAN JUAN PARTNERS, L.L.C. ("Borrower"), and BANK ONE, TEXAS, N.A., a national banking association (the "Bank").

                               W I T N E S E T H:

                  Borrower and Bank entered into a Loan Agreement dated January 15, 1998 (the "Loan Agreement") as amended by the First Amendment dated June 3, 1998.

                  Borrower has requested that Bank increase the face amount of the Note, increase the amount of the Commitment, and make certain other modifications to the Loan Agreement, and Bank is willing to do so subject to and conditioned upon the provisions this Second Amendment.

                  NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

I.         Amendments to Loan Agreement.

           Article I of the Loan Agreement is hereby amended by adding the following definitions:

           "First Amendment" means the First Amendment to the Loan Agreement dated January 3, 1998.

           "Second Amendment" means the Second Amendment to the Loan Agreement dated October 9, 1998.

           Article I of the Loan Agreement is hereby amended to revise the definition of "Commitment" by replacing the amount "25,000,000.00" that appears therein with the amount "$26,500,000.00."

           Article I of the Loan Agreement is further amended to revise the definition of "Note" in its entirety to read as follows:

           "Note" means that certain amended and restated advancing term note in the original face amount of $32,000,000.00, made by Borrower payable to the order of Bank, in the form attached as Exhibit "A" to the Second Amendment, together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.01 hereof.

           Article I of the Loan Agreement is further amended to revise the definition of "Permanent Brokerage Account" by replacing the account number "029-102287-105" that appears therein with the account number "019-057453-040."

           Section 2.08 of the Loan Agreement is hereby amended by replacing the phrase "$25,000,000.00 as of January 15, 1998," which appears at the end of the first sentence thereof, with the phrase "$26,500,000.00 as of October 9, 1998."

           Section 2.11 of the Loan Agreement is hereby amended by adding the following text at the end of such Section:

           At such time as the Commitment is increased pursuant to the Second Amendment, Borrower shall pay to Bank an additional Facility Fee equal to five tenths of one percent (.5%) of the difference between the amount of such increased Commitment minus $25,000,000.00.

           Section 3.10 of the Loan Agreement is hereby amended in its entirety to read as follows:

           3.10 Cash Collateral Account. Borrower shall have established with Banc One Securities Corporation as of the closing of the Second Amendment Account No. 019-057453-040, into which the deposits required by Section 5.20 shall be made.

           Section 5.20(b) of the Loan Agreement is hereby amended by replacing the date "September 1, 1998," which appears in the first sentence thereof with the date "December 1, 1998," and by replacing the date "November 30, 1988," which also appears in the first sentence thereof, with the date "December 31, 1998".

           Section 5.29 of the Loan Agreement is hereby amended in its entirety to read as follows:

           5.29 Deposit of Trust Units in Brokerage Account and Delivery of Trust Unit Certificates to Bank. Borrower shall cause all Trust Units to be either: (a) acquired in the name of Banc One Securities Corporation and held in the Permanent Brokerage Account, provided that with respect to any Trust Units acquired for the account of Borrower by Jeffries Corporation, such Trust Units may be held in the name of Jeffries Corporation in the Pass Through Brokerage Account for not more than seven days from the date of acquisition until transferred to the Permanent Brokerage Account, or (b) acquired in the name of Borrower pursuant to a certificate or certificates issued by the Trust evidencing Borrower's ownership of a designated number of Trust Units (herein called, whether one or more, a "Unit Certificate"), in which case each such Unit Certificate shall be delivered by Borrower to Bank within two (2) Business Days after Borrower's acquisition of the Trust Units evidenced by such Unit Certificate (or, if later, within two (2) Business Days after the Unit Certificate evidencing such Trust Unit ownership is delivered to Borrower or its representative), together with a blank Trust Unit power executed by Borrower evidencing the transfer of Borrower's interest in the Trust Units represented by such Unit Certificate.

           Exhibit "A" to the Loan Agreement is hereby amended by replacing such exhibit with Exhibit "A" to the Second Amendment.

           Exhibit "C" to the Loan Agreement is hereby amended by modifying the description of the "Pledge Agreement" described in Item 2 thereof to read as follows:

           2. PLEDGE AGREEMENT granting Bank a first priority security interest in: (a) the Pass Through Brokerage Account and the Permanent Brokerage Account in which all of Borrower's Trust Units that are not acquired in Borrower's own name pursuant to a Unit Certificate evidencing Borrower's ownership thereof shall be maintained, and (b) all Trust Units acquired in Borrower's own name pursuant to a Unit Certificate designating Borrower as the owner of such Trust Units.

II. Conditions to Second Amendment. This Second Amendment shall not become effective until the following conditions have been satisfied:

           A. Bank shall have received the Note (in the form attached as Exhibit A to the Second Amendment), multiple counterparts of the Second Amendment, as requested by Bank, and a Certificate of Compliance (in the form attached as Exhibit B to the Second Amendment), all duly executed on behalf of Borrower.

           B. Bank shall have received amendments to the Pledge of Brokerage Account and to the U.C.C.-1 Financing Statement, each previously executed and delivered by Borrower to Bank pursuant to Section 3.16 of the Loan Agreement, such amendments to be in form and substance satisfactory to Bank in its discretion, amending the number of the Permanent Brokerage Account to designate the proper account number, and also adding to the Collateral covered by such Pledge and Financing Statement all Trust Units held in Borrower's name pursuant to one or more Unit Certificates, together with blank Trust Unit powers in form satisfactory to Bank in its discretion, all duly executed on behalf of Borrower.

           C. Bank shall have received payment of the fee required by Section
           2.11 of the Loan Agreement, as amended by the Second Amendment.

           D. The requirements of Article III of the Loan Agreement shall be satisfied to the extent that they applicable with respect to any Trust Units that are to be added to the Borrowing

           Base Property and any additional advances that are to be made pursuant to the Second Amendment, including Sections 3.03, 3.04, 3.06, 3.09, 3.11, and 3.13 through 3.17.

III. Extent of Amendments. This Second Amendment shall not be deemed to be an amendment by Bank of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby, except as expressly set forth herein. In addition, this Second Amendment shall in no respect evidence any commitment by the Bank to grant any future amendments of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby. Any further amendments, waivers or consents must be specifically agreed to in writing in accordance with Section 8.12 of the Loan Agreement.

IV. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Second Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

           A. The execution and delivery of this Second Amendment and the performance of Borrower of its obligations under this Second Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon Borrower.

           B. This Second Amendment represents the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

           C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an event of default as described in Section 7.01 of the Loan Agreement.

V. Defined Terms. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

VI. Reaffirmation of Loan Agreement. This Second Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VII. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Second Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Second Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VIII. Severability. Whenever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

IX. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

X. Section Captions. Section captions used in this Second Amendment are for convenience of reference only, and shall not affect the construction of this Second Amendment.

XI. Successors and Assigns. This Second Amendment shall be binding upon the Borrower, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the respective successors and assigns of the Bank.

XII. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to the Loan Agreement, this Second Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XIII. Notice. THE LOAN AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE BANK AND SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THE BORROWER CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH IN THE LOAN AGREEMENT, AS HEREBY AMENDED, AND THE OTHER DOCUMENTS PREVIOUSLY EXECUTED IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.


                                 BORROWER:


                                 SAN JUAN PARTNERS, L.L.C

                                 By: O'Sullivan Oil & Gas Company, Inc.
                                     Its Sole Manager


                                     By: /s/ C.N.O'Sullivan
                                        --------------------------------------
                                         C.N. O'Sullivan
                                         President



                                 BANK:

                                 BANK ONE, TEXAS, N.A.


                                     By: /s/ Steve Shatto
                                        ---------------------------------------
                                         Steve Shatto
                                         Vice President